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                                 OAK INDUSTRIES INC.

                   EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE
                    (Dollars in thousands, except per share data)

                                                                  1994          1993          1992
                                                               ----------    ----------    ----------
  EARNINGS:
  Income from continuing operations........................    $   42,446    $   26,660    $   10,388
  Income from discontinued operations......................            --            --           550
  Cumulative effect of change in accounting principle......            --            --         3,500
                                                               ----------    ----------    ----------
  Net income...............................................    $   42,446    $   26,660    $   14,438
                                                               ==========    ==========    ==========
PRIMARY EARNINGS PER SHARE
  SHARES:
  Weighted average number of common shares outstanding.....    17,281,718    16,605,160    16,510,159
  Additional dilutive effect of outstanding options (as
    determined by the application of the treasury stock
    method)................................................       955,446       994,516       563,616
  Additional dilutive effect of outstanding warrants (as
    determined by the application of the treasury
    stock method)..........................................       133,604       500,428       235,714
                                                               ----------    ----------    ----------
  Weighted average number of common shares outstanding
    as adjusted............................................    18,370,768    18,100,104    17,309,489
                                                               ==========    ==========    ==========
  PRIMARY EARNINGS PER COMMON SHARE:
  Income from continuing operations........................    $     2.31    $     1.47    $      .60
  Income from discontinued operations......................            --            --           .03
  Cumulative effect of change in accounting principle......            --            --           .20
                                                               ----------    ----------    ----------
  Net income...............................................    $     2.31    $     1.47    $      .83
                                                               ==========    ==========    ==========
FULLY DILUTED EARNINGS PER SHARE
  SHARES:
  Weighted average number of common shares outstanding.....    17,281,718    16,605,160    16,510,159
  Additional dilutive effect of outstanding options (as
    determined by the application of the treasury stock
    method)................................................       963,652       994,516       785,533
  Additional dilutive effect of outstanding warrants (as
    determined by the application of the treasury
    stock method)..........................................       138,972       500,428       371,053
                                                               ----------    ----------    ----------
  Weighted average number of common shares outstanding
    as adjusted............................................    18,384,342    18,100,104    17,666,745
                                                               ==========    ==========    ==========
  FULLY DILUTED EARNINGS PER COMMON SHARE:
  Income from continuing operations........................    $     2.31    $     1.47    $      .59
  Income from discontinued operations......................            --            --           .03
  Cumulative effect of change in accounting principle......            --            --           .20
                                                               ----------    ----------    ----------
  Net income...............................................    $     2.31    $     1.47    $      .82
                                                               ==========    ==========    ==========
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